Registration No. 333-_______
                                                  Filed May 23, 2001

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                           _______________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           _______________________


                       PROGRESS FINANCIAL CORPORATION
------------------------------------------------------------------------------
  (Exact Name of Registrant as specified in its Articles of Incorporation)


            Delaware                              23-2413363
   ------------------------           ---------------------------------
   (State of incorporation)           (IRS Employer Identification No.)


                        4 Sentry Parkway, Suite 200
                       Blue Bell, Pennsylvania 19422
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)



                    2000 INCENTIVE STOCK OPTION PLAN
             AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
             ----------------------------------------------
                        (Full Title of the Plans)


                                         Copies to:
W. Kirk Wycoff, Chairman, President
 and Chief Executive Officer
Progress Financial Corporation           Kenneth B. Tabach, Esq.
4 Sentry Parkway                         Elias, Matz, Tiernan & Herrick L.L.P.
Blue Bell, Pennsylvania 19422            734 15th Street, N.W.
(610) 825-8800                           Washington, D.C. 20005
------------------------------------     (202) 347-0300
(Name, address, and telephone number
 of agent for service)




                     Index to Exhibits is located on page 5.



                        CALCULATION OF REGISTRATION FEE


 Title of                      Proposed          Proposed
Securities     Amount           Maximum          Maximum            Amount of
  to be         to be        Offering Price     Aggregate         Registration
Registered   Registered(1)     Per Share       Offering Price         Fee
______________________________________________________________________________

Common
Stock,
par value
$1.00         430,000(2)       $  7.97(3)       $3,427,100(3)       $  856.78

______________________________________________________________________________




(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Progress Financial Corporation ("Company" or "Registrant") 2000 Incentive Stock Option Plan (the "2000 Plan") and the Amended and Restated 1993 Stock Incentive Plan ("1993 Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $1.00 par value per share ("Common Stock"), of the Company.

(2) Represents 210,000 shares currently reserved for issuance pursuant to the 2000 Plan and 220,000 additional shares currently reserved for issuance under the 1993 Plan as a result of amendments to the 1993 Plan adopted by the Company and approved by stockholders of the Company in 1998 and 1999 bringing the total number of shares of Common Stock which may be issued under the 1993 Plan to 696,672.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on May 18, 2001 as reported on the Nasdaq Stock Market, National Market System.


                         __________________________


    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.




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                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Form 10-K referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1
    (Commission File No. 33-59218) filed with the Commission on March 8, 1993; and

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.



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Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law ("DGCL") sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Section 102(b)(7) of the DGCL sets forth circumstances which a director's personal liability to a corporation to its stockholders for money damages for breach of fiduciary duty as a director may be eliminated or limited. The Certificate of Incorporation provides for the limitation of personal liability of directors to stockholders for monetary damages to the Company or its stockholders for such director's breach of fiduciary duty as a director of the Company to the full extent permitted by law.

    The Company carries a liability insurance policy for its officers and directors.

Item 7.  Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.













                                      4



Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.      Exhibit                                           Location
    ---      -------                                           --------

    4        Common Stock Certificate                             (1)

    5        Opinion of Elias, Matz, Tiernan & Herrick      Filed herewith
             L.L.P. as to the legality of the securities

    23.1     Consent of Elias, Matz, Tiernan & Herrick            --
             L.L.P. (contained in the opinion included as Exhibit 5)

    23.2     Consent of PricewaterhouseCoopers LLP          Filed herewith

    24       Power of attorney for any subsequent                 --
             amendments (located in the signature pages)

    99.1     2000 Incentive Stock Option Plan                     (2)

    99.2     Amended and Restated 1993 Stock Incentive Plan       (3)

_____________________

(1) Incorporated by reference from the Company's Registration
Statement on Form S-1 (Commission File No. 33-59218) filed with the Commission on March 8, 1993.

(2) Incorporated by reference from the Company's definitive proxy statement for the 2000 Annual Meeting of Stockholders filed with the Commission on March 28, 2000.

(3) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 29, 1999.



Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section
10(a)(3)


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of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Blue Bell, Commonwealth of Pennsylvania on May 22, 2001.

                         PROGRESS FINANCIAL CORPORATION

                         By: /s/ W. Kirk Wycoff
                             -----------------------------
                             W. Kirk Wycoff
                             Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints W. Kirk Wycoff his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



          Name                         Title                        Date
-----------------------       ---------------------------    -----------------


/s/ John E.F. Corson          Director                           May 22, 2001
--------------------------
John E.F. Corson



/s/ William O. Daggett, Jr.   Director                           May 22, 2001
--------------------------
William O. Daggett, Jr.



/s/ Michael B. High           Senior Vice President and          May 22, 2001
--------------------------    Chief Financial Officer
Michael B. High               (principal financial and
                              accounting officer)



/s/ G. Daniel Jones
--------------------------    Director                           May 22, 2001
G. Daniel Jones


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          Name                         Title                        Date
-----------------------       ---------------------------    -----------------


/s/ Joseph R. Klinger
--------------------------    Director                           May 22, 2001
Joseph R. Klinger


/s/ Paul M. LaNoce
--------------------------    Director                           May 22, 2001
Paul M. LaNoce


/s/ A. John May III
--------------------------    Director                           May 22, 2001
A. John May III


/s/ William L. Mueller
--------------------------    Director                           May 22, 2001
William L. Mueller


/s/ Kevin J. Silverang
--------------------------    Director                           May 22, 2001
Kevin J. Silverang


/s/ Charles J. Tornetta
--------------------------    Director                           May 22, 2001
Charles J. Tornetta


/s/ W. Kirk Wycoff
--------------------------    Chairman, President and            May 22, 2001
W. Kirk Wycoff                Chief Executive Officer
                              (principal executive officer)


/s/ Stephan T. Zarilli
--------------------------    Director                           May 22, 2001
Stephan T. Zarilli



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